Exhibit 5.1

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	(212) 450-4000 tel (212) 701-5800 fax

October 13, 2015

Banco Santander, S.A.

Santander US Debt, S.A. Unipersonal

Santander Issuances, S.A. Unipersonal

Ciudad Grupo Santander

Avenida de Cantabria s/n

28660 Boadilla del Monte, Madrid, Spain

Ladies and Gentlemen:

We are acting as special United States counsel to Banco Santander, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Bank” and the “Guarantor”), Santander US Debt, S.A. Unipersonal, a sociedad anónima incorporated under the laws of The Kingdom of Spain (“Santander US Debt”), and Santander Issuances, S.A. Unipersonal, a sociedad anónima incorporated under the laws of The Kingdom of Spain (“Santander Issuances”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) filed with the United States Securities and Exchange Commission by the Bank, Santander US Debt and Santander Issuances for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), an indeterminate amount of the following securities: (i) contingent convertible capital securities to be issued by the Bank (the “Contingent Convertible Capital Securities”) pursuant to an indenture (the “Contingent Convertible Capital Securities Indenture”) to be executed by the Bank and The Bank of New York Mellon, as Trustee; (ii) senior debt securities to be issued by Santander US Debt (the “Senior Debt Securities”) and guaranteed by the Guarantor (the “Senior Debt Securities Guarantee”), pursuant to an indenture (the “Senior Debt Securities Indenture”) to be executed by Santander US Debt, the Guarantor and The Bank of New York Mellon, as Trustee; (iii) subordinated debt securities to be issued by Santander Issuances (the “Subordinated Debt Securities” and, collectively with the Contingent Convertible Capital Securities and the Senior Debt Securities, the “Debt Securities”) and guaranteed by the Guarantor (the “Subordinated Debt Securities Guarantee”, and, together with the Senior Debt Securities Guarantee, the “Guarantees”), pursuant to an indenture (the “Subordinated Debt Securities Indenture”, and, collectively with the Contingent Convertible Capital Securities Indenture and the Senior Debt Securities Indenture, the “Indentures”) to be

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executed by Santander Issuances, the Guarantor and The Bank of New York Mellon, as Trustee; and (iv) ordinary shares to be issued by the Bank in the event of any conversion of the Contingent Convertible Capital Securities.

We, as your United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of Santander US Debt, Santander Issuances and the Bank that we reviewed were and are accurate and (vii) all representations made by Santander US Debt, Santander Issuances and the Bank as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1)	When the Contingent Convertible Capital Securities Indenture and any supplemental indenture that will be entered into in connection with the issuance of any Contingent Convertible Capital Securities have been duly authorized, executed and delivered by the Trustee and the Bank; the specific terms of a particular series of Contingent Convertible Capital Securities have been duly authorized and established in accordance with the Contingent Convertible Capital Securities Indenture; and such Contingent Convertible Capital Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Contingent Convertible Capital Securities Indenture and the applicable underwriting or other agreement against payment therefor, such Contingent Convertible Capital Securities will constitute valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

2)	When the Senior Debt Securities Indenture and any supplemental indenture that will be entered into in connection with the issuance of any Senior Debt Securities have been duly authorized, executed and delivered by the Trustee, Santander US Debt and the Guarantor; the specific terms of a particular series of Senior Debt Securities have been duly authorized in accordance with the Senior Debt Securities Indenture; and such Senior Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Senior Debt Securities Indenture and the applicable underwriting or other agreement against payment therefor, such Senior Debt Securities will constitute valid and binding obligations of Santander US Debt, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar

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laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

3)	When the Subordinated Debt Securities Indenture and any supplemental indenture that will be entered into in connection with the issuance of any Subordinated Debt Securities have been duly authorized, executed and delivered by the Trustee, Santander Issuances and the Guarantor; the specific terms of a particular series of Subordinated Debt Securities have been duly authorized and established in accordance with the Subordinated Debt Securities Indenture; and such Subordinated Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Subordinated Debt Securities Indenture and the applicable underwriting or other agreement against payment therefor, such Subordinated Debt Securities will constitute valid and binding obligations of Santander Issuances, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

4)	When the Guarantees that will be delivered in connection with the issuance of any Senior Debt Securities or Subordinated Debt Securities have been duly authorized, executed and delivered by the Guarantor, and when such Senior Debt Securities or Subordinated Debt Securities to which the Guarantees relate have been duly authorized, executed, authenticated, issued, delivered and established in accordance with the terms of the Senior Debt Securities Indenture or the Subordinated Debt Securities Indenture, as they case may be, and are delivered and paid for in accordance with the applicable underwriting or other agreement against payment therefor, such Guarantees will constitute valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any Contingent Convertible Capital Securities, Senior Debt Securities, Subordinated Debt Securities or Guarantees, as the case may be, (i) the Board of Directors of Santander US Debt, Santander Issuances or the Bank, as the case may be, shall have duly established the terms of the Contingent Convertible Capital Securities, the Senior Debt Securities, the Subordinated Debt Securities or the Guarantees, as the case may be, and duly authorized the issuance and sale of the Contingent Convertible Capital Securities, the Senior Debt Securities or the Subordinated Debt Securities, as the case may be and such authorization shall not have been modified or rescinded; (ii) each of Santander US Debt, Santander Issuances or the Bank is, and shall remain, validly existing as a sociedad anónima incorporated under the laws of The Kingdom of Spain; (iii) the Trustee is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (iv) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (v) the Indentures, the Contingent Convertible Capital Securities, the Senior Debt Securities, the

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Subordinated Debt Securities and the Guarantees, as the case may be, are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Bank, Santander US Debt and Santander Issuances); and (vi) there shall not have occurred any change in law affecting the validity or enforceability of the Indentures, the Contingent Convertible Capital Securities, the Senior Debt Securities, the Subordinated Debt Securities and the Guarantees, as the case may be. We have also assumed that the execution, delivery and performance by Santander US Debt, Santander Issuances or the Bank, as the case may be, of any Contingent Convertible Capital Security, Senior Debt Security, Subordinated Debt Security or Guarantee, as the case may be, whose terms are established subsequent to the date hereof, and the execution, delivery and performance by the Trustee of the Contingent Convertible Capital Securities Indenture, the Senior Debt Securities Indenture or the Subordinated Debt Securities Indenture, as the case may be, (a) are within the corporate powers of Santander US Debt, Santander Issuances and the Bank, as the case may be, and the Trustee, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Bank, Santander US Debt, Santander Issuances or the Trustee, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law, regulation, public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon Santander US Debt, Santander Issuances, the Bank or the Trustee.

We express no opinion as to (i) any provisions in the Indentures that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (ii) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Indentures, the Debt Securities or the Guarantees, as the case may be, or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States, except that we express no opinion as to any law, rule or regulation that is applicable to the Bank, Santander US Debt and Santander Issuances, or the Contingent Convertible Capital Securities, the Debt Securities, the Guarantees or the Indentures (collectively, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents, or any of its affiliates due to the specific assets or business of such party or such affiliate. Insofar as the foregoing opinion involves matters governed by the laws of the Kingdom of Spain, we have relied, without independent inquiry or investigation, on the opinion of Uría Menéndez Spanish legal counsel to Santander US Debt, Santander Issuances and the Bank, dated as of October 13, 2015 to be filed as an exhibit to the Registration Statement concurrently with this opinion. Our opinion is, insofar as Spanish law is concerned, subject to the assumptions, qualifications and exceptions contained in such opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal

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Opinions” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP